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                                  PROXY

                                  [LOGO]

                     SPECIAL MEETING OF STOCKHOLDERS
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                             FEBRUARY 28, 2000


The undersigned stockholder of Whittman-Hart, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated January 26, 2000, and hereby appoints Robert F. Bernard and Bert B. Young, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Whittman-Hart, Inc., to be held on February 28, 2000, at 11:00 a.m., Central Standard Time, at The Whittman-Hart Institute for Strategic Education, 320 North Elizabeth Street, Chicago, Illinois 60606, and at any continuation(s) or adjournment(s) thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting

                     February 28, 2000, 11:00 a.m.
           The Whittman-Hart Institute for Strategic Education
                      320 North Elizabeth Street
                      Chicago, Illinois   60606

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

(CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE)

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/x/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE USING DARK INK ONLY.         0949

THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" EACH OF THE FOLLOWING PROPOSALS.

1. A proposal to approve the issuance of shares of common stock to the stockholders of USWeb Corporation ("USWeb/CKS") pursuant to the Agreement and Plan of Merger, dated as of December 12, 1999, among Whittman-Hart, Inc. ("Whittman-Hart"), Uniwhale, Inc., a wholly owned subsidiary of Whittman-Hart, and USWeb/CKS, providing for the merger of USWeb/CKS and Uniwhale, after which USWeb/CKS will become a wholly owned subsidiary of Whittman-Hart;

             FOR / /      AGAINST / /      ABSTAIN / /

2. A proposal to amend the Whittman-Hart charter to increase the number of authorized common shares from 75,000,000 shares to 500,000,000 shares;

             FOR / /      AGAINST / /      ABSTAIN / /

3. A proposal to increase the number of authorized shares of common stock available for issuance under the Whittman-Hart 1995 Incentive Stock Plan from 24,000,000 shares to 48,000,000 shares; and

             FOR / /      AGAINST / /      ABSTAIN / /

4. To transact any other business that may properly come before the special meeting, including any adjournment or postponement thereof.

             FOR / /      AGAINST / /      ABSTAIN / /

I PLAN TO ATTEND THE MEETING    YES / /     NO / /

SIGNATURE(S)                                 DATE:
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(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign).